Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER
NET INCOME OF $360.6 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.55

Providing Support to Our Clients, Staff, and Communities
Strong Balance Sheet and Capital Strength to Meet Client and Community Needs
CHICAGO, APRIL 21, 2020 — Northern Trust Corporation today reported first quarter net income per diluted common share of $1.55, compared to $1.48 in the first quarter of 2019 and $1.70 in the fourth quarter of 2019. Net income was $360.6 million, compared to $347.1 million in the prior-year quarter and $371.1 million in the prior quarter.
“The ongoing pandemic has brought health and economic challenges on an unprecedented global scale,” said Michael O’Grady, Chairman and Chief Executive Officer. “Our focus during this time has been on the safety of our staff, serving our clients, and supporting our communities. We have maintained mission critical services to our clients even as we transitioned the vast majority of our staff to a remote work environment. We have also continued our long-standing focus on supporting our communities, including facilitating loans through the Small Business Administration Paycheck Protection Program and providing philanthropic support to several nonprofit organizations around the world, beginning with those focused on immediate healthcare, food, and other humanitarian relief efforts.”
O’Grady added, “Our performance this quarter generated revenue growth of 7%, earnings per share growth of 5%, and a return on average common equity of 13.4%. Our results for the quarter reflected the momentum we carried coming into the year, with the quarter’s performance only partially impacted by the pandemic. Turbulent times such as these show the importance of a strong capital base and liquidity profile to continue to support the activities of our clients. We are grateful for the dedication, professionalism and commitment our employees around the world have displayed in coming together to serve our clients and communities.”

FIRST QUARTER 2020 RESULTS

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q1 2020	Q4 2019	Q1 2019	Q4 2019	Q1 2019
Trust, Investment and Other Service Fees	$1,003.6	$992.2	$928.9	1%	8%
Other Noninterest Income	176.0	134.7	130.0	31	35
Net Interest Income (FTE*)	416.2	430.5	429.8	(3)	(3)
Total Revenue (FTE*)	1,595.8	1,557.4	1,488.7	2	7

Noninterest Expense	1,065.6	1,072.3	1,028.7	(1)	4
Provision for Credit Losses	61.0	(1.0)	—	N/M	N/M
Provision for Income Taxes	100.5	105.3	105.1	(5)	(4)
FTE Adjustment*	8.1	9.7	7.8	(17)	3
Net Income	$360.6	$371.1	$347.1	(3)%	4%

Earnings Allocated to Common and Potential Common Shares	326.2	361.0	325.5	(10)	—

Diluted Earnings per Common Share	$1.55	$1.70	$1.48	(9)%	5%
Return on Average Common Equity	13.4%	14.8%	14.0%
Return on Average Assets	1.17%	1.25%	1.18%
Average Assets	$124,170.5	$118,105.3	$119,416.7	5%	4%
N/M - Not meaningful

(*)
Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody (a component of AUC/A), and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	March 31, 2020*	December 31, 2019	March 31, 2019	December 31, 2019	March 31, 2019
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$10,236.5	$11,311.6	$10,238.9	(10)%	—%
Wealth Management	640.1	738.8	688.5	(13)	(7)
Total Assets Under Custody/Administration	$10,876.6	$12,050.4	$10,927.4	(10)%	—%
Assets Under Custody
Corporate & Institutional Services	$7,620.8	$8,497.8	$7,529.1	(10)%	1%
Wealth Management	633.9	735.7	670.6	(14)	(5)
Total Assets Under Custody	$8,254.7	$9,233.5	$8,199.7	(11)%	1%
Assets Under Management
Corporate & Institutional Services	$842.6	$917.5	$867.9	(8)%	(3)%
Wealth Management	276.7	313.8	294.2	(12)	(6)
Total Assets Under Management	$1,119.3	$1,231.3	$1,162.1	(9)%	(4)%

(*)	Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

FIRST QUARTER 2020 RESULTS (continued)

TRUST, INVESTMENT AND OTHER SERVICING FEES

				% Change vs.
($ In Millions)	Q1 2020	Q4 2019	Q1 2019	Q4 2019	Q1 2019
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$394.9	$396.9	$375.1	(1)%	5%
Investment Management	120.8	115.9	104.3	4	16
Securities Lending	23.4	22.6	22.7	4	3
Other	35.3	31.6	33.1	12	7
Total C&IS	$574.4	$567.0	$535.2	1%	7%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$159.4	$158.2	$150.7	1%	6%
East	111.5	110.2	100.9	1	11
West	87.0	85.0	79.5	2	9
Global Family Office	71.3	71.8	62.6	(1)	14
Total Wealth Management	$429.2	$425.2	$393.7	1%	9%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,003.6	$992.2	$928.9	1%	8%
Q1 2020 vs. Q4 2019
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
C&IS trust, investment and other servicing fees increased slightly compared to the prior quarter.

▪	C&IS custody and fund administration fees decreased primarily due to unfavorable currency translation, partially offset by favorable lagged markets and new business.

▪	C&IS investment management fees increased primarily due to new business and favorable lagged markets.

▪	C&IS other fees increased primarily due to seasonally higher benefit payments fees in the current quarter.
Wealth Management trust, investment and other servicing fees increased slightly from the prior quarter, primarily due to favorable lagged markets.
Q1 2020 vs. Q1 2019
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
C&IS trust, investment and other servicing fees increased 7% compared to the prior-year quarter.

▪	C&IS custody and fund administration fees increased primarily due to favorable lagged markets and new business, partially offset by unfavorable currency translation.

▪	C&IS investment management fees increased primarily due to favorable lagged markets and new business.
Wealth Management trust, investment and other servicing fees increased 9% compared to the prior-year quarter, primarily due to favorable lagged markets and new business.

FIRST QUARTER 2020 RESULTS (continued)

OTHER NONINTEREST INCOME

				% Change vs.
($ In Millions)	Q1 2020	Q4 2019	Q1 2019	Q4 2019	Q1 2019
Other Noninterest Income
Foreign Exchange Trading Income	$88.9	$64.5	$66.2	38%	34%
Treasury Management Fees	11.0	10.4	11.7	6	(6)
Security Commissions and Trading Income	41.7	27.8	23.3	50	79
Other Operating Income	34.4	32.5	29.0	6	18
Investment Security Gains (Losses), net	—	(0.5)	(0.2)	N/M	N/M
Total Other Noninterest Income	$176.0	$134.7	$130.0	31%	35%
N/M - Not meaningful
Q1 2020 vs. Q4 2019

▪	Foreign exchange trading income increased primarily due to higher client volumes and increased market volatility.

▪	Security commissions and trading income increased primarily due to higher revenue from interest rate swaps and core brokerage.

▪
Other operating income increased primarily due to prior quarter charges related to the decision to sell substantially all of the lease portfolio, lower expenses for existing swap agreements related to Visa Inc. Class B common shares, and higher income related to a bank-owned life insurance program. This was partially offset by lower miscellaneous income and a market value adjustment for a seed capital investment. The lower miscellaneous income was primarily associated with a market value decline in the supplemental compensation plans, which also resulted in a related decrease in staff-related expenses in other operating expense.

Q1 2020 vs. Q1 2019

▪	Foreign exchange trading income increased primarily due to higher client volumes and increased market volatility, partially offset by decreased foreign exchange swap activity in Treasury.

▪	Security commissions and trading income increased primarily due to higher revenue from interest rate swaps and core brokerage.

▪
Other operating income increased primarily due to higher income related to a bank-owned life insurance program implemented during the second quarter of 2019, lower expenses for existing swap agreements related to Visa Inc. Class B common shares, and non-trading related foreign exchange income, partially offset by a market value adjustment for a seed capital investment and lower miscellaneous income. The lower miscellaneous income was primarily associated with a market value decline in the supplemental compensation plans, which also resulted in a related decrease in staff-related expenses in other operating expense.

FIRST QUARTER 2020 RESULTS (continued)

NET INTEREST INCOME

				% Change vs.
($ In Millions)	Q1 2020	Q4 2019	Q1 2019	Q4 2019	Q1 2019
Net Interest Income
Interest Income (FTE*)	$537.3	$585.8	$670.6	(8)%	(20)%
Interest Expense	121.1	155.3	240.8	(22)	(50)
Net Interest Income (FTE*)	$416.2	$430.5	$429.8	(3)%	(3)%

Average Earning Assets	$110,611	$107,160	$110,672	3%	—%
Net Interest Margin (FTE*)	1.51%	1.59%	1.58%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q1 2020 vs. Q4 2019

▪	Net interest income on an FTE basis decreased primarily due to a lower net interest margin, partially offset by an increase in average earning assets.

▪	The net interest margin on an FTE basis decreased primarily due to higher premium amortization, a balance sheet mix shift, and lower short-term interest rates.

▪
Average earning assets increased primarily due to higher short-term interest-bearing deposits with banks and loans. Funding of the balance sheet reflected higher levels of client interest-bearing deposits and client demand and other noninterest-bearing deposits.

Q1 2020 vs. Q1 2019

▪	Net interest income on an FTE basis decreased primarily due to a lower net interest margin.

▪	The net interest margin on an FTE basis decreased primarily due to lower short-term interest rates, partially offset by a balance sheet mix shift.

▪
Average earning assets were relatively flat primarily reflecting lower levels of short-term interest-bearing deposits with banks, partially offset by higher loans. Funding of the balance sheet reflected higher interest-bearing deposits and client demand and other noninterest-bearing deposits.

FIRST QUARTER 2020 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	March 31, 2020	December 31, 2019	March 31, 2019	December 31, 2019	March 31, 2019
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$124.4	$127.7	$138.2	(3)%	(10)%
Cumulative Effect Adjustment	13.7	—	—	N/M	N/M
Provision for Credit Losses	61.0	(1.0)	—	N/M	N/M
Net Recoveries (Charge-Offs)	(0.7)	(2.3)	1.2	(70)	(158)
Ending Allowance for Credit Losses	$198.4	$124.4	$139.4	59%	42%

Allowance assigned to:
Loans and Leases	$147.2	$104.5	$114.5	41%	29%
Undrawn Loan Commitments and Standby Letters of Credit	40.4	19.9	24.9	103	62
Debt Securities and Other Financial Assets	10.8	—	—	N/M	N/M
Ending Allowance for Credit Losses	$198.4	$124.4	$139.4	59%	42%
N/M - Not meaningful

Q1 2020

▪
The Corporation adopted Accounting Standards Update (ASU) No. 2016-13, “Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments” (ASU 2016-13) on January 1, 2020, which significantly changes the way impairment of financial instruments is recognized by requiring immediate recognition of estimated credit losses expected to occur over the remaining life of financial instruments. Upon adoption of ASU 2016-13, Northern Trust recorded a $13.7 million increase in the allowance for credit losses with a corresponding cumulative effect adjustment to decrease retained earnings $10.1 million, net of income taxes.

▪
The provision in the current quarter was primarily due to an increase in the reserve evaluated on a collective basis driven by current and projected economic conditions resulting from the ongoing COVID-19 pandemic and related market and economic impacts, with the largest increase in the commercial and institutional and commercial real estate portfolios.

Q4 2019

▪	The credit provision in the prior quarter was primarily driven by an overall decrease in the inherent allowance related to changes in credit quality, partially offset by net charge-offs.
Q1 2019

▪
The provision in the prior-year quarter was primarily driven by an increase in the specific reserve related to outstanding loans and standby letters of credit in the commercial and institutional portfolio, offset by a net recovery in the period.

FIRST QUARTER 2020 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q1 2020	Q4 2019	Q1 2019	Q4 2019	Q1 2019
Noninterest Expense
Compensation	$499.8	$463.5	$482.0	8%	4%
Employee Benefits	97.9	92.6	85.7	6	14
Outside Services	192.8	205.7	188.4	(6)	2
Equipment and Software	162.2	164.9	148.3	(2)	9
Occupancy	51.1	57.4	51.6	(11)	(1)
Other Operating Expense	61.8	88.2	72.7	(30)	(15)
Total Noninterest Expense	$1,065.6	$1,072.3	$1,028.7	(1)%	4%

End of Period Full-Time Equivalent Staff	20,000	19,800	19,100	1%	5%

Q1 2020 vs. Q4 2019

▪
Compensation expense increased primarily driven by higher long term performance-based incentive compensation due to the vesting provisions associated with incentive grants to retirement-eligible employees in the current quarter and a one-time supplemental payment to certain employees in response to the COVID-19 pandemic, partially offset by lower cash-based incentive accruals.

▪	Employee benefits increased primarily reflecting higher payroll taxes and retirement plan expenses, partially offset by lower medical costs.

▪	Outside services expense decreased primarily due to lower consulting and legal services.

▪	Equipment and software expense decreased slightly primarily reflecting lower software disposition charges, partially offset by higher depreciation and amortization.

▪	Occupancy expense decreased primarily due to the renegotiation of a lease resulting in the reduction of a related asset retirement obligation.

▪
Other operating expense decreased primarily driven by lower staff-related expenses and business promotion expenses due to seasonality and reduced business travel, partially offset by increased contributions to Northern Trust’s charitable foundation. The lower staff-related expense was primarily related to a market value decline in the supplemental compensation plans and resulted in a related decline in miscellaneous income reported in noninterest income.

Q1 2020 vs. Q1 2019

▪
Compensation expense increased primarily reflecting higher salary expense, driven by staff growth and base pay adjustments, and a one-time supplemental payment to certain employees in response to the COVID-19 pandemic, partially offset by prior-year-quarter severance-related charges.

▪	Employee benefits increased primarily due to higher retirement plan expenses and payroll taxes.

▪	Outside services expense increased primarily reflecting increased third-party advisory fees and technical services costs.

▪	Equipment and software expense increased primarily reflecting higher depreciation and amortization and software support costs.

▪
Other operating expense decreased primarily due to lower staff-related expenses, partially offset by increased contributions to Northern Trust’s charitable foundation. The lower staff-related expense was primarily related to a market value decline in the supplemental compensation plans and resulted in a related decline in miscellaneous income reported in noninterest income.

FIRST QUARTER 2020 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q1 2020	Q4 2019	Q1 2019	Q4 2019	Q1 2019
Net Income
Income before Income Taxes	$461.1	$476.4	$452.2	(3)%	2%
Provision for Income Taxes	100.5	105.3	105.1	(5)	(4)
Net Income	$360.6	$371.1	$347.1	(3)%	4%

Effective Tax Rate	21.8%	22.1%	23.2%
Q1 2020 vs. Q4 2019

▪
The provision for income taxes decreased primarily due to lower U.S. taxes payable on the income of the Corporation’s non-U.S. branches and a change in the earnings mix in tax jurisdictions in which the Corporation operates, partially offset by research and development tax credits recorded in the prior quarter.

Q1 2020 vs. Q1 2019

▪
The provision for income taxes decreased primarily due to a change in the earnings mix in tax jurisdictions in which the Corporation operates, an increase in the proportion of earnings derived from tax-exempt income, and additional benefits related to share-based compensation arrangements, partially offset by prior-year-quarter income tax benefits recorded as a result of the Corporation’s international organizational restructuring.

STOCKHOLDERS’ EQUITY

Average total stockholders’ equity increased $358.2 million, or 3%, to $10.8 billion from the prior-year quarter’s average of $10.4 billion. The increase was primarily attributable to earnings and accumulated other comprehensive income since the prior-year period, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program and dividend declarations.
During the current quarter, the Corporation used the proceeds from the issuance of the Series E Non-Cumulative Perpetual Preferred stock to fund the redemption of all outstanding shares of the Corporation’s Series C Non-Cumulative Perpetual Preferred Stock at redemption price of $400.0 million, which was $11.5 million in excess of the net carrying value of the shares. The $11.5 million excess is included in preferred stock dividends in the determination of net income available to common shareholders.
During the current quarter, the Corporation declared cash dividends totaling $19.0 million to preferred stockholders and cash dividends totaling $148.6 million to common stockholders. During the three months ended March 31, 2020, the Corporation repurchased 3,240,738 shares of common stock prior to suspending its share repurchase program on March 16, 2020, including 496,862 shares withheld related to share-based compensation, at a total cost of $296.8 million ($91.59 average price per share).

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at March 31, 2020, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
During the current quarter, Northern Trust Corporation contributed $500 million of capital to its wholly-owned subsidiary, The Northern Trust Company. Other drivers contributing to the change in capital ratios from the prior period include the redemption of all outstanding shares of the Corporation’s Series C Non-Cumulative Perpetual Preferred Stock and the increase in total assets and risk-weighted assets. The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	March 31, 2020*		December 31, 2019		March 31, 2019
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.7%	12.9%	12.7%	13.2%	13.0%	13.5%	N/A	4.5%
Tier 1 Capital	12.8	14.1	14.5	15.0	14.3	14.8	6.0	6.0
Total Capital	14.5	15.7	16.3	16.8	16.3	16.6	10.0	8.0
Tier 1 Leverage	8.1	8.1	8.7	8.7	8.2	8.2	N/A	4.0
Supplementary Leverage	N/A	7.2	N/A	7.6	N/A	7.2	N/A	3.0

	March 31, 2020*		December 31, 2019		March 31, 2019
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.0%	13.5%	12.3%	13.0%	13.2%	13.9%	6.5%	4.5%
Tier 1 Capital	12.0	13.5	12.3	13.0	13.2	13.9	8.0	6.0
Total Capital	13.6	14.9	14.0	14.6	14.9	15.5	10.0	8.0
Tier 1 Leverage	7.6	7.6	7.3	7.3	7.4	7.4	5.0	4.0
Supplementary Leverage	N/A	6.8	N/A	6.4	N/A	6.6	3.0	3.0

(*)	Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

FTE RECONCILIATION	QUARTERS
	2020	2019
($ in Millions)	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Interest Income
Interest Income - GAAP	$529.2	$576.1	$620.8	$640.2	$662.8
Add: FTE Adjustment	8.1	9.7	7.6	7.7	7.8
Interest Income (FTE) - Non-GAAP	$537.3	$585.8	$628.4	$647.9	$670.6

Net Interest Income - GAAP	$408.1	$420.8	$417.7	$417.4	$422.0
Add: FTE Adjustment	8.1	9.7	7.6	7.7	7.8
Net Interest Income (FTE) - Non-GAAP	$416.2	$430.5	$425.3	$425.1	$429.8

Net Interest Margin - GAAP	1.48%	1.56%	1.58%	1.58%	1.55%
Net Interest Margin (FTE) - Non-GAAP	1.51%	1.59%	1.61%	1.61%	1.58%

Total Revenue
Total Revenue - GAAP	$1,587.7	$1,547.7	$1,537.9	$1,506.6	$1,480.9
Add: FTE Adjustment	8.1	9.7	7.6	7.7	7.8
Total Revenue (FTE) - Non-GAAP	$1,595.8	$1,557.4	$1,545.5	$1,514.3	$1,488.7

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 (coronavirus) pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast on April 21, 2020. The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 12:00 p.m. CT on April 21, 2020, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 21 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2020, Northern Trust had assets under custody/administration of US $10.9 trillion, and assets under management of US $1.1 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FIRST QUARTER
	2020	2019	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,003.6	$928.9	8%
Foreign Exchange Trading Income	88.9	66.2	34
Treasury Management Fees	11.0	11.7	(6)
Security Commissions and Trading Income	41.7	23.3	79
Other Operating Income	34.4	29.0	18
Investment Security Gains (Losses), net	—	(0.2)	N/M
Total Noninterest Income	1,179.6	1,058.9	11

Net Interest Income
Interest Income	529.2	662.8	(20)
Interest Expense	121.1	240.8	(50)
Net Interest Income	408.1	422.0	(3)

Total Revenue	1,587.7	1,480.9	7

Provision for Credit Losses	61.0	—	N/M

Noninterest Expense
Compensation	499.8	482.0	4
Employee Benefits	97.9	85.7	14
Outside Services	192.8	188.4	2
Equipment and Software	162.2	148.3	9
Occupancy	51.1	51.6	(1)
Other Operating Expense	61.8	72.7	(15)
Total Noninterest Expense	1,065.6	1,028.7	4

Income before Income Taxes	461.1	452.2	2
Provision for Income Taxes	100.5	105.1	(4)
NET INCOME	$360.6	$347.1	4%

Dividends on Preferred Stock(2)	$30.5	$17.3	76%
Earnings Allocated to Participating Securities	3.9	4.3	(10)
Earnings Allocated to Common and Potential Common Shares	326.2	325.5	—

Per Common Share
Net Income
Basic	$1.56	$1.49	5%
Diluted	1.55	1.48	5

Average Common Equity	$9,897.9	$9,546.8	4%
Return on Average Common Equity	13.4%	14.0%
Return on Average Assets	1.17%	1.18%

Cash Dividends Declared per Common Share	$0.70	$0.60	17%

Average Common Shares Outstanding (000s)
Basic	208,881	218,237
Diluted	209,817	219,270
Common Shares Outstanding (EOP) (000s)	208,052	217,677
N/M - Not meaningful

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Dividends on Preferred Stock in the first quarter of 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FIRST	FOURTH
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2020	2019	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,003.6	$992.2	1%
Foreign Exchange Trading Income	88.9	64.5	38
Treasury Management Fees	11.0	10.4	6
Security Commissions and Trading Income	41.7	27.8	50
Other Operating Income	34.4	32.5	6
Investment Security Gains (Losses), net	—	(0.5)	N/M
Total Noninterest Income	1,179.6	1,126.9	5

Net Interest Income
Interest Income	529.2	576.1	(8)
Interest Expense	121.1	155.3	(22)
Net Interest Income	408.1	420.8	(3)

Total Revenue	1,587.7	1,547.7	3

Provision for Credit Losses	61.0	(1.0)	N/M

Noninterest Expense
Compensation	499.8	463.5	8
Employee Benefits	97.9	92.6	6
Outside Services	192.8	205.7	(6)
Equipment and Software	162.2	164.9	(2)
Occupancy	51.1	57.4	(11)
Other Operating Expense	61.8	88.2	(30)
Total Noninterest Expense	1,065.6	1,072.3	(1)

Income before Income Taxes	461.1	476.4	(3)
Provision for Income Taxes	100.5	105.3	(5)
NET INCOME	$360.6	$371.1	(3)%

Dividends on Preferred Stock(2)	$30.5	$5.8	N/M
Earnings Allocated to Participating Securities	3.9	4.3	(9)
Earnings Allocated to Common and Potential Common Shares	326.2	361.0	(10)

Per Common Share
Net Income
Basic	$1.56	$1.71	(9)%
Diluted	1.55	1.70	(9)

Average Common Equity	$9,897.9	$9,808.2	1%
Return on Average Common Equity	13.4%	14.8%
Return on Average Assets	1.17%	1.25%

Cash Dividends Declared per Common Share	$0.70	$0.70	—%

Average Common Shares Outstanding (000s)
Basic	208,881	210,648
Diluted	209,817	211,855
Common Shares Outstanding (EOP) (000s)	208,052	209,709
N/M - Not meaningful

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Dividends on Preferred Stock in the first quarter of 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31
	2020	2019	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$44,636.6	$23,401.4	91%
Interest-Bearing Due from and Deposits with Banks(3)	8,282.8	6,335.0	31
Federal Funds Sold and Securities Purchased under Agreements to Resell	998.2	552.2	81
Securities
U.S. Government	4,688.9	5,141.6	(9)
Obligations of States and Political Subdivisions	1,783.1	780.8	128
Government Sponsored Agency	23,873.9	22,573.0	6
Other(4)	23,221.5	21,715.9	7
Total Securities	53,567.4	50,211.3	7
Loans and Leases	37,837.7	30,620.6	24
Total Earning Assets	145,322.7	111,120.5	31
Allowance for Credit Losses	(157.8)	(114.5)	38
Cash and Due from Banks and Other Central Bank Deposits(5)	2,954.2	2,641.5	12
Buildings and Equipment	490.2	411.5	19
Client Security Settlement Receivables	2,116.9	2,067.3	2
Goodwill	689.3	683.0	1
Other Assets	10,293.7	5,060.1	103
Total Assets	$161,709.2	$121,869.4	33%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$27,241.0	$14,784.6	84%
Savings Certificates and Other Time	918.7	856.2	7
Non-U.S. Offices - Interest-Bearing	69,779.1	58,339.5	20
Total Interest-Bearing Deposits	97,938.8	73,980.3	32
Short-Term Borrowings	10,360.6	8,441.3	23
Senior Notes	2,668.5	2,024.1	32
Long-Term Debt	1,196.0	1,125.8	6
Floating Rate Capital Debt	277.7	277.6	—
Total Interest-Related Funds	112,441.6	85,849.1	31
Demand and Other Noninterest-Bearing Deposits	33,552.4	21,863.9	53
Other Liabilities	4,835.5	3,540.2	37
Total Liabilities	150,829.5	111,253.2	36
Common Equity	9,994.8	9,734.2	3
Preferred Equity	884.9	882.0	—
Total Equity	10,879.7	10,616.2	2
Total Liabilities and Stockholders’ Equity	$161,709.2	$121,869.4	33%

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(3)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(4)
Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(5)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31	DECEMBER 31
	2020	2019	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$44,636.6	$33,841.5	32%
Interest-Bearing Due from and Deposits with Banks(3)	8,282.8	7,017.5	18
Federal Funds Sold and Securities Purchased under Agreements to Resell	998.2	712.8	40
Securities
U.S. Government	4,688.9	4,687.9	—
Obligations of States and Political Subdivisions	1,783.1	1,625.4	10
Government Sponsored Agency	23,873.9	23,275.3	3
Other(4)	23,221.5	22,666.6	2
Total Securities	53,567.4	52,255.2	3
Loans and Leases	37,837.7	31,409.6	20
Total Earning Assets	145,322.7	125,236.6	16
Allowance for Credit Losses	(157.8)	(104.5)	51
Cash and Due from Banks and Other Central Bank Deposits(5)	2,954.2	2,383.4	24
Buildings and Equipment	490.2	483.3	1
Client Security Settlement Receivables	2,116.9	845.7	150
Goodwill	689.3	696.8	(1)
Other Assets	10,293.7	7,287.1	41
Total Assets	$161,709.2	$136,828.4	18%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$27,241.0	$21,441.5	27%
Savings Certificates and Other Time	918.7	986.7	(7)
Non-U.S. Offices - Interest-Bearing	69,779.1	60,400.3	16
Total Interest-Bearing Deposits	97,938.8	82,828.5	18
Short-Term Borrowings	10,360.6	7,787.4	33
Senior Notes	2,668.5	2,573.0	4
Long-Term Debt	1,196.0	1,148.1	4
Floating Rate Capital Debt	277.7	277.7	—
Total Interest-Related Funds	112,441.6	94,614.7	19
Demand and Other Noninterest-Bearing Deposits	33,552.4	26,292.1	28
Other Liabilities	4,835.5	4,830.6	—
Total Liabilities	150,829.5	125,737.4	20
Common Equity	9,994.8	9,817.6	2
Preferred Equity	884.9	1,273.4	(31)
Total Equity	10,879.7	11,091.0	(2)
Total Liabilities and Stockholders’ Equity	$161,709.2	$136,828.4	18%

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(3)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(4)
Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(5)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FIRST QUARTER
	2020	2019	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$19,826.2	$20,163.2	(2)%
Interest-Bearing Due from and Deposits with Banks(3)	5,838.1	6,452.2	(10)
Federal Funds Sold and Securities Purchased under Agreements to Resell	667.6	978.1	(32)
Securities
U.S. Government	4,639.2	5,238.9	(11)
Obligations of States and Political Subdivisions	1,723.4	770.5	124
Government Sponsored Agency	23,365.9	22,439.0	4
Other(4)	22,234.7	23,440.9	(5)
Total Securities	51,963.2	51,889.3	—
Loans and Leases	32,316.2	31,189.4	4
Total Earning Assets	110,611.3	110,672.2	—
Allowance for Credit Losses	(109.9)	(114.0)	(4)
Cash and Due from Banks and Other Central Bank Deposits(5)	2,723.0	1,940.7	40
Buildings and Equipment	501.4	424.4	18
Client Security Settlement Receivables	1,531.0	981.5	56
Goodwill	692.6	675.5	3
Other Assets	8,221.1	4,836.4	70
Total Assets	$124,170.5	$119,416.7	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$20,251.2	$14,372.8	41%
Savings Certificates and Other Time	959.8	761.4	26
Non-U.S. Offices - Interest-Bearing	54,543.3	58,377.2	(7)
Total Interest-Bearing Deposits	75,754.3	73,511.4	3
Short-Term Borrowings	9,701.4	10,494.0	(8)
Senior Notes	2,615.1	2,014.1	30
Long-Term Debt	1,168.7	1,112.9	5
Floating Rate Capital Debt	277.7	277.6	—
Total Interest-Related Funds	89,517.2	87,410.0	2
Demand and Other Noninterest-Bearing Deposits	19,331.5	17,858.4	8
Other Liabilities	4,534.8	3,719.5	22
Total Liabilities	113,383.5	108,987.9	4
Common Equity	9,897.9	9,546.8	4
Preferred Equity	889.1	882.0	1
Total Equity	10,787.0	10,428.8	3
Total Liabilities and Stockholders’ Equity	$124,170.5	$119,416.7	4%

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(3)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(4)
Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(5)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FIRST	FOURTH
($ In Millions)	QUARTER	QUARTER
	2020	2019	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$19,826.2	$17,230.0	15%
Interest-Bearing Due from and Deposits with Banks(3)	5,838.1	6,073.9	(4)
Federal Funds Sold and Securities Purchased under Agreements to Resell	667.6	945.9	(29)
Securities
U.S. Government	4,639.2	5,287.7	(12)
Obligations of States and Political Subdivisions	1,723.4	1,467.6	17
Government Sponsored Agency	23,365.9	23,199.3	1
Other(4)	22,234.7	21,964.4	1
Total Securities	51,963.2	51,919.0	—
Loans and Leases	32,316.2	30,990.8	4
Total Earning Assets	110,611.3	107,159.6	3
Allowance for Credit Losses	(109.9)	(105.5)	4
Cash and Due from Banks and Other Central Bank Deposits(5)	2,723.0	2,292.6	19
Buildings and Equipment	501.4	453.5	11
Client Security Settlement Receivables	1,531.0	1,163.4	32
Goodwill	692.6	692.5	—
Other Assets	8,221.1	6,449.2	27
Total Assets	$124,170.5	$118,105.3	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$20,251.2	$18,130.2	12%
Savings Certificates and Other Time	959.8	919.0	4
Non-U.S. Offices - Interest-Bearing	54,543.3	52,925.8	3
Total Interest-Bearing Deposits	75,754.3	71,975.0	5
Short-Term Borrowings	9,701.4	8,770.5	11
Senior Notes	2,615.1	2,584.6	1
Long-Term Debt	1,168.7	1,154.0	1
Floating Rate Capital Debt	277.7	277.7	—
Total Interest-Related Funds	89,517.2	84,761.8	6
Demand and Other Noninterest-Bearing Deposits	19,331.5	17,462.9	11
Other Liabilities	4,534.8	4,948.0	(8)
Total Liabilities	113,383.5	107,172.7	6
Common Equity	9,897.9	9,808.2	1
Preferred Equity	889.1	1,124.4	(21)
Total Equity	10,787.0	10,932.6	(1)
Total Liabilities and Stockholders’ Equity	$124,170.5	$118,105.3	5%

(1)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(2)
Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(3)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(4)
Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.

(5)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2020		2019
($ In Millions Except Per Share Data)	QUARTER		QUARTERS
	FIRST		FOURTH		THIRD		SECOND		FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,003.6		$992.2		$975.5		$955.5		$928.9
Other Noninterest Income	176.0		134.7		144.7		133.7		130.0
Net Interest Income	408.1		420.8		417.7		417.4		422.0
Total Revenue	1,587.7		1,547.7		1,537.9		1,506.6		1,480.9
Provision for Credit Losses	61.0		(1.0)		(7.0)		(6.5)		—
Noninterest Expense	1,065.6		1,072.3		1,036.3		1,006.2		1,028.7
Income before Income Taxes	461.1		476.4		508.6		506.9		452.2
Provision for Income Taxes	100.5		105.3		124.0		117.5		105.1
Net Income	$360.6		$371.1		$384.6		$389.4		$347.1

Per Common Share
Net Income - Basic	$1.56		$1.71		$1.70		$1.76		$1.49
- Diluted	1.55		1.70		1.69		1.75		1.48
Cash Dividends Declared per Common Share	0.70		0.70		0.70		0.60		0.60
Book Value (EOP)	48.04		46.82		46.86		46.18		44.72
Market Value (EOP)	75.46		106.24		93.32		90.00		90.41

Financial Ratios
Return on Average Common Equity	13.4%		14.8%		14.9%		15.9%		14.0%
Return on Average Assets	1.17		1.25		1.31		1.34		1.18
Net Interest Margin (GAAP)	1.48		1.56		1.58		1.58		1.55
Net Interest Margin (FTE*)	1.51		1.59		1.61		1.61		1.58

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$10,236.5		$11,311.6		$10,864.0		$10,623.6		$10,238.9
Wealth Management	640.1		738.8		701.2		698.4		688.5
Total Assets Under Custody / Administration	$10,876.6		$12,050.4		$11,565.2		$11,322.0		$10,927.4

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$7,620.8		$8,497.8		$8,061.4		$7,820.6		$7,529.1
Wealth Management	633.9		735.7		698.7		698.2		670.6
Total Assets Under Custody	$8,254.7		$9,233.5		$8,760.1		$8,518.8		$8,199.7

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$842.6		$917.5		$901.3		$887.0		$867.9
Wealth Management	276.7		313.8		300.5		293.2		294.2
Total Assets Under Management	$1,119.3		$1,231.3		$1,201.8		$1,180.2		$1,162.1

Asset Quality ($ In Millions) - EOP
Nonaccrual Loans and Leases	$103.9		$83.6		$113.1		$115.1		$116.1
Other Real Estate Owned (OREO)	1.6		3.2		3.2		3.8		8.0
Total Nonaccrual Assets	$105.5		$86.8		$116.3		$118.9		$124.1
Nonaccrual Assets / Loans and Leases and OREO	0.28%		0.28%		0.38%		0.38%		0.41%
Gross Charge-offs	$1.8		$3.8		$1.1		$0.6		$1.0
Less: Gross Recoveries	1.1		1.5		1.7		1.8		2.2
Net Charge-offs (Recoveries)	$0.7		$2.3		$(0.6)		$(1.2)		$(1.2)
Net Charge-offs (Recoveries) (Annualized) to Avg Loans and Leases	0.01%		0.03%		(0.01)%		(0.02)%		(0.02)%
Allowance for Credit Losses Assigned to:
Loans and Leases	$147.2		$104.5		$105.7		$110.8		$114.5
Undrawn Loan Commitments and Standby Letters of Credit	40.4		19.9		22.0		23.3		24.9
Debt Securities and Other Financial Assets	10.8		—		—		—		—
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.4	x	1.3	x	0.9	x	1.0	x	1.0	x

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.